FIRST AMENDMENT TO THE
                             1997 STOCK OPTION PLAN

         WHEREAS, Safety-Kleen Corp. (the "Company") has previously established the Stock Option Plan effective July 9, 1997 (the "Plan") for the benefit of the employees of the Company.

         WHEREAS, the Plan is intended to advance the interests of the Company and its subsidiaries by encouraging stock ownership by key employees of the Company and its subsidiaries as a means to attract, motivate and retain such employees;

         WHEREAS, the Plan was approved by the Board of Directors of the Company (the "Board") on July 9, 1997;

         WHEREAS, the Plan was approved by the shareholders of the Company on November 25, 1997;

         WHEREAS, the Plan authorized the Human Resources and Compensation Committee of the Board (the "HRCC") to grant options for the purchase of not more than 1,500,000 shares of Company common stock (the "Shares") (taking into account the one for four reverse stock split) in the aggregate; and

         WHEREAS, the Board, by unanimous resolution at its regular quarterly meeting on October 5, 1999, and the shareholders of the Company, at its annual meeting on November 30, 1999, approved an amendment to the Plan increasing the number of Shares which may be issued under the Plan by an additional 1,000,000 to authorize additional Shares to be granted pursuant to the Plan.

      NOW THEREFORE, the Plan is amended as set forth below.

I.    SHARES SUBJECT TO THE PLAN

      Section 3 of the Plan shall be amended and restated to read as follows:

      SHARES SUBJECT TO THE PLAN

      The HRCC may grant options ("Options") for the purchase of not more than 2,500,000 Common Shares ("Shares") $1.00 par value of LESI in the aggregate subject to adjustments as provided in paragraph 5 hereof; provided, however, that each grant of an option hereunder to any person who is an officer of LESI for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (an "Officer"), shall be approved by the Board of Directors of LESI. If any Option granted to a person eligible to be granted Options under the Plan ("Participant") lapses or is otherwise terminated, such Shares shall then be again available for the grant of Options hereunder. Such Shares may be treasury Shares or authorized but unissued Shares.

II.   EFFECTIVE DATE OF FIRST AMENDMENT

      This First Amendment to the Plan shall be effective and shall be deemed to have been adopted on November 30, 1999 upon Shareholder approval.

III.  CONTINUING EFFECTS

      Except as expressly amended hereby, the Plan shall continue to be and shall remain in full force and effect in accordance with its terms.